[Sutherland Asbill & Brennan LLP]

November 27, 2002


Board of Directors
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403-2195

                  Re: Allianz Life Insurance Company of North America Allianz Life Variable Account B (File No. 333-81386)

Directors:

We consent to the reference to our firm under the caption "Legal Matters" in the Statement of Additional Information included in pre-effective amendment number 3 to the registration statement on Form N-4 (File No. 333-81386) of Allianz Life Variable Account B filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,
                                               SUTHERLAND ASBILL & BRENNAN LLP


                                                By:  /s/    Stephen E. Roth
                                                            Stephen E. Roth